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Dividend Reinvestment and Stock Purchase Plan
Authorization Form                                      Please sign the authorization located on the reverse
PULASKI FINANCIAL CORP.                                 side of this form and complete the information below
------------------------------------------------        only if it has changed.
12300 Olive Boulevard
St. Louis, Missouri  63141                              Name 1

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                                                        Name 2


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                                                        Street Address


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                                                        City/State/Zip Code


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                                                        Home Telephone Number

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                                                        Business Telephone Number

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NOTE:  THIS IS NOT A PROXY

Completion and return of this Authorization Form authorizes your enrollment in the Pulaski Financial Corp. Dividend Reinvestment and Stock Purchase Plan. Do not return this form unless you wish to participate in the Plan.

|_|FULL COMMON STOCK DIVIDEND REINVESTMENT - If you check this option, you authorize the purchase of additional shares of common stock with the cash dividends on all shares of common stock currently or subsequently registered in your name, as well as on the shares of common stock credited to your Plan account.

You may also make optional cash payments each quarter under the above option in amounts of not less than $250.00 per payment and not more than $10,000.00 per quarter.

|_|OPTIONAL CASH PAYMENTS ONLY - If you check this option, a Plan account will be established to receive your optional cash payments of not less than $250.00 per payment and not more than $10,000.00 per payment. Such cash payments will be used to purchase additional shares of common stock. Such cash payments must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date, which, for optional cash payments, will be the last day of each calendar quarter.

If you choose to make an optional cash purchase, you must either: (1) include a check for your initial optional cash purchase with this Authorization Form; or
(2) check the box below and follow the instructions for authorizing automatic bank withdrawals. Your participation is subject to the terms of the Plan set forth in the Prospectus. Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank, in U.S. Currency payable to Registrar and Transfer Company.

|_|You may authorize automatic quarterly deductions from your personal bank account. The Agent will automatically debit your bank account on or about the 20th day of March, June, September or December and invest these funds in additional shares of common stock. To initiate these deductions, please indicate the amount you wish deducted $___________ and include a voided check on the account you wish to be debited. Please note that the automatic debit will not be in effect until the quarter following the receipt of this form.

Please return this Authorization Form in the envelope provided to: Registrar and Transfer Company, P.O. Box 664, Cranford, New Jersey 07016.

Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.

Stockholder X                     Date
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Stockholder X                     Date
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